Exhibit 99.1

Alliqua BioMedical, Inc. and BSN medical, Inc. Announce Definitive Agreement on Distribution Rights for Sorbion Dressing Products in the U.S., Canada and Latin America; Alliqua Updates Fiscal Year 2016 Outlook

YARDLEY, PA./CHARLOTTE, N.C., July 7, 2016 (GLOBE NEWSWIRE) -- Alliqua BioMedical, Inc. (NASDAQ:ALQA) (“Alliqua”), a provider of advanced wound care products, today announced that Alliqua signed a definitive agreement with BSN medical, Inc. (“BSN”), a global integrated medical therapy provider for the sale to BSN of Alliqua’s exclusive distribution rights for SORBION®SACHET® and SORBION®SANA primary dressings in the United States, Canada and Latin America. Subject to the terms and conditions of the definitive agreement, BSN will pay Alliqua total consideration of up to $4.4 million for the purchase by BSN of all of the rights out of Alliqua’s existing distribution agreement with former Sorbion GmbH & Co KG (now owned by BSN medical).

“The sale of Alliqua’s exclusive distribution rights for the SORBION® dressing products represents an opportunity for us to add important growth capital to our balance sheet and to focus our future investments on commercializing our own highly differentiated advanced wound care and regenerative technologies in MIST® Therapy, BIOVANCE® and, later this year, Interfyl™,” said David Johnson, Chief Executive Officer of Alliqua.

“We believe our entire experience with the distribution rights for the SORBION® dressings is illustrative of the strong value creation that our organization can provide in the wound care space,” Johnson continued. “After identifying an unmet need in the U.S. market, we secured the distribution rights for the SORBION® dressings in late-2013, and leveraged our highly-focused wound care distribution infrastructure to establish the product franchise in the U.S. and ultimately grow it into a strong commercial line in just two and a half years.”

“BSN medical is one of the few research-based wound care companies that can offer a comprehensive portfolio of integrated therapeutic solutions. We are very excited that SORBION® products are now also part of our wound care and vascular franchise in the world´s largest markets, the U.S., Canada and Latin America. With their patent-protected design and best-in-class superabsorbent core built on Hydrokinetic® fibers and Hydration Response® technology, these products offer an innovative therapeutic choice for patients suffering from particularly challenging wounds with high levels of exudate,” Dr Guido Oelkers, Chief Executive Officer of BSN medical Group, stated.

“This agreement is a perfect strategic fit for BSN medical following our acquisition of SORBION, as we just recently announced the launch of two new wound care products in the U.S., including products featuring BSN´s DACC Technology, a powerful alternative to silver antimicrobial dressings. With this step we are fueling our growth plans in the American markets and will strengthen our position in the therapeutic area of advanced wound care,” Oelkers commented.

The above description of the definitive agreement does not purport to be complete and is qualified in its entirety by reference to the definitive agreement, which Alliqua will file as exhibit to its Securities and Exchange Commission filings.

Background:

In September, 2013, Alliqua Biomedical signed an agreement with Sorbion GmbH & Co KG, pursuant to which Alliqua became the exclusive distributor of SORBION SACHET® and SORBION® SANA in the United States, Canada and Latin America. In November 2014, BSN medical announced the acquisition of Sorbion GmbH & Co. KG, Germany, as a result of which all of the rights and obligations under Alliqua’s distribution agreement were assigned to BSN. The term of Alliqua’s distribution agreement was scheduled to end on December 31, 2018.

Alliqua Fiscal Year 2016 Revenue Outlook:

Alliqua is updating its revenue guidance for the fiscal year 2016 period, which was originally issued on February 23, 2016 and reaffirmed on May 10, 2016, to account for the anticipated impact of the transition of distribution rights for SORBION® products.

For the fiscal year ending December 31, 2016, Alliqua now expects total revenue of $20 million to $22 million. This updated guidance range compares to the prior range of $22 million to $24 million, and represents growth in the range of approximately 33% to 46% year-over-year and growth in the range of approximately 5% to 15% on a pro forma basis, assuming Alliqua had recorded a full year of MIST® Therapy revenue. Revenue on a pro forma basis for the fiscal year ended December 31, 2015 was approximately $19.1 million. Alliqua acquired MIST® Therapy through its acquisition of Celleration on May 29, 2015. Alliqua will use approximately $1.75 million of the proceeds of this transaction to reduce its outstanding debt balance in accordance with its Credit Agreement with Perceptive Credit Opportunities Fund, L.P.

About Alliqua BioMedical, Inc.

Alliqua is a provider of advanced wound care solutions, committed to restoring tissue and rebuilding lives. Through its sales and distribution network, together with its proprietary products, Alliqua provides a suite of technological solutions to enhance the wound care practitioner's ability to deal with the challenges of healing both chronic and acute wounds. Alliqua’s Mist Therapy System® uses painless, noncontact low-frequency ultrasound to stimulate cells below the wound bed to promote the healing process. Alliqua markets the human biologic wound care product BIOVANCE® and its line of dressings for wound care under the SilverSeal® and Hydress® brands, as well as its TheraBond® 3D Antimicrobial Barrier Dressings which incorporates SilverTrak® technology.

In addition, Alliqua can provide a custom manufacturing solution to partners in the medical device and cosmetics industry, utilizing its hydrogel technology. Alliqua’s electron beam production process, located at its 16,500 square foot Good Manufacturing Practice (GMP) manufacturing facility, allows Alliqua to custom manufacture a wide variety of hydrogels. Alliqua’s hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. Alliqua has locations in Yardley, PA, Langhorne, PA and Eden Prairie, MN.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

About BSN medical

BSN medical is a global leader in wound care and related vascular diseases, lymphology and non-invasive orthopaedic products. Founded in 2001, BSN medical currently employs approximately 6,100 members of staff and generated revenues of € 861m in 2015. BSN aims to provide an integrated therapy-driven approach – grounded in a broad portfolio of products, enhanced by insights into current therapeutic areas and complemented by a progressive approach to partnerships. Its well-known brands such as Leukoplast®, Cutimed®, JOBST®/JOBST® Elvarex®, Delta Lite® and Delta Cast® and Actimove® are among the most trusted in healthcare. With its comprehensive product portfolio, BSN medical addresses patients’ needs in the most prevalent conditions in wound care and vascular diseases, and orthopaedic treatments. U.S. offices are headquartered in Charlotte, N.C.

For additional information please visit www.bsnmedical.com or www.bsnmedical.us

Legal Notice Regarding Forward-Looking Statements:

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the adequacy of Alliqua’s liquidity to pursue its complete business objectives; inadequate capital; Alliqua’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives; adverse economic conditions or intense competition; loss of a key customer or supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of Alliqua’s products; technical problems with Alliqua’s research and products; Alliqua’s ability to expand its business through strategic acquisitions; Alliqua’s ability to integrate acquisitions and related businesses; price increases for supplies and components; and the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in Alliqua’s filings with the SEC, including Alliqua’s most recent Annual Report on Form 10-K filed with the SEC, and Alliqua’s most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Alliqua undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Investor Relations Alliqua:

Westwicke Partners on behalf of Alliqua Biomedical, Inc.

Mike Piccinino, CFA +1-443-213-0500

AlliquaBiomedical@westwicke.com

CONTACT: Media Relations BSN medical:

Friederike Herrfurth, Director Corporate Communications & Press Relations Officer

+352 621 53 1674

friederike.herrfurth@bsnmedical.com